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                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No.)


Check the appropriate box:
[ ]      Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]      Definitive Information Statement


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                             THE HE-RO GROUP, LTD.
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Payment of Filing Fee
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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

                   WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

                               THE HE-RO GROUP, LTD
                               530 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10018


                             INFORMATION STATEMENT

                                  MAY 11, 1998


     Change of Name. This Information Statement is being provided to holders of the Common Stock, par value $.01 per share ("Common Stock"), of The He-Ro Group, Ltd. (the "Company"), pursuant to Section 14(c) of the Securities Exchange Act of 1934 (the "Act") in connection with the proposal to change the name of the Company to "The Nahdree Group, Ltd." The Company has been doing business as "The Nahdree Group" since December 1997. The Board of Directors has determined that it is in the best interest of the Company to change the name because a stigma has become attached to the Company's current name due to its disappointing operating results in recent periods. The Board believes that the new name will reflect the Company's new direction after the business combination described under "Change of Control" below and will improve the Company's image in the marketplace.


     Change of Control. On December 24, 1997, The He-Ro Group, Ltd. ("He-Ro"), acquired (the "Acquisition") from Mr. H. J. Han, President of Nah Nah Collection, Inc. ("Nah Nah"), all the outstanding stock of Nah Nah in exchange for 5,277,905 shares (44%) of the Common Stock. In the Acquisition, Mr. Han also received from Ms. Della Rounick, then the largest stockholder of He-Ro, an irrevocable, three-year proxy (subject to extension for another three years) to vote Rounick's 4,430,748 shares (36.9%) of Common Stock, giving Mr. Han the power to vote 80.9% of the shares of stock of registrant while the proxy is in effect. The only director of the Company other than Rounick has resigned and Rounick has agreed to vote for Mr. Han's designees as directors. As a result, Mr. Han may be deemed to have gained control of registrant.


     Amendment to Certificate of Incorporation. The change of name will be accomplished by an amendment to the Company's certificate of incorporation. Such an amendment requires the affirmative vote of the holders of a majority of the Company's Common Stock. Mr. Han and Ms. Rounick have approved, by written consent, the amendment of the Company's certificate of incorporation in accordance with the requirements of the law of Delaware (the Company's state of incorporation). This Information Statement satisfies the requirements of Delaware law for stockholder notice following the taking of stockholder action by consent, as well as the requirements of the Act.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date hereof, certain information regarding the number and percentage of shares of Common Stock beneficially owned by (i) each officer and director, (ii) each person known by the Company to own more than five percent of the Common Stock, and (iii) all officers and directors as a group:


                                                                       AMOUNT AND NATURE OF    PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER             POSITION              BENEFICIAL OWNERSHIP    OF CLASS
------------------------------------   ----------------------------    --------------------    --------
Hong J. Han(1).......................  Chief Executive                      9,708,653            80.9%
  The He-Ro Group, Ltd.                Officer & Director
  530 Seventh Ave.
  New York, NY 10018
Della Rounick........................  Director                             4,430,748            36.9%
  The He-Ro Group, Ltd.
  530 Seventh Ave.
  New York, NY 10018
Katherine Wong(2)....................  Vice President of Production             5,500               *
  The He-Ro Group, Ltd.
  530 Seventh Avenue
  New York, NY 10018
Officers and Directors as a
  group(3)...........................                                       9,714,153            80.9%


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* Less than 1%.


(1) Under the federal securities laws, Mr. Hong J. Han is deemed to be the beneficial owner of the 4,430,748 shares owned by Ms. Della Rounick because of the irrevocable proxy he holds to vote such shares. The proxy is for a period of three years, and continues thereafter for up to another three years or until Han shall sooner own beneficially at least 55% of the outstanding Common Stock, including currently exercisable options and warrants.


(2) Denotes shares which Ms. Wong has the right to acquire upon exercise of stock options which are exercisable within 60 days.


(3) Includes 5,500 shares which certain officers have the right to acquire upon exercise of stock options which are exercisable in 60 days.


     There are 11,995,230 outstanding shares of Common Stock, which are the only voting securities of the Company.